Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement (Form F-3 No. 333-261406) and related prospectus of Studio City International Holdings Limited for the registration of its Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, preferred shares, subscription rights, warrants and debt securities and to the incorporation by reference therein of our reports dated March 31, 2023, with respect to the consolidated financial statements of Studio City International Holdings Limited, and the effectiveness of internal control over financial reporting of Studio City International Holdings Limited, included in its Annual Report (Form 20-F) for the year ended December 31, 2022 and the financial statement schedule of Studio City International Holdings Limited included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Singapore

November 30, 2023